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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 19, 2004
ESCHELON TELECOM, INC. (Exact name of registrant as specified in its charter)
DELAWARE		41-1843131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
730 Second Avenue Minneapolis, MN	55402

(Address of principal executive offices)	(Zip Code)
(Registrant's telephone number, including area code)	(612) 376-4400
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        On November 19, 2004, we and our subsidiaries entered into a purchase agreement pursuant to which we agreed to sell to an initial purchaser, and that initial purchaser agreed to purchase, $65,000,000 aggregate principal amount at maturity of 8 3/8% Senior Second Secured Notes due 2010 to be issued by Eschelon Operating Company on or about November 29, 2004. The purchase agreement provides that the initial purchaser will purchase the notes at 79% of their principal amount at maturity plus accrued interest from September 15, 2004. The purchase agreement provides that the obligations of the initial purchaser are subject to certain customary conditions precedent and the initial purchaser is committed to take and pay for all of the notes if any are taken. The initial purchaser will not be required to purchase the notes in the event that we fail to satisfy those conditions to closing, in the event of certain material adverse changes affecting our business or in the event of certain customary material adverse changes in market conditions. In the purchase agreement, the initial purchaser has acknowledged and agreed that the notes may not be offered or sold within the United States or to U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act of 1933 (as amended, the "Securities Act") or in transactions not subject to those registration requirements. We and our subsidiaries have agreed to indemnify the initial purchaser against certain liabilities, including liabilities under the Securities Act, in connection with the offer and sale of the notes and to contribute to losses arising out of such liabilities.

        The notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as such terms are defined under the Securities Act) except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 19, 2004	Eschelon Telecom, Inc.
/s/ Geoffrey M. Boyd
	By:	Geoffrey M. Boyd
	Title:	Chief Financial Officer

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SIGNATURE